Exhibit 99.2

M  A  C  K  –  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

For Immediate Release

MACK-CALI REALTY CORPORATION

REPORTS FIRST QUARTER 2018 RESULTS

-Company Reiterates 2018 Guidance-

Jersey City, New Jersey — May 2, 2018 - Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the first quarter 2018.

FIRST QUARTER 2018 HIGHLIGHTS

•   Reported net income of $0.45 per diluted share for the quarter;

•   Achieved Core Funds from Operations per diluted share of $0.50 for the quarter;

•   Attained Adjusted Funds from Operations of $36.3 million for the quarter;

•   Leased 265,885 square feet of office space; Core portfolio 85.2% leased at quarter end;

•   Grew Core portfolio office rental rates by 5.1% on a cash basis and 10.7% on a GAAP basis;

•   Multifamily stabilized portfolio was 97.3% leased at March 31, 2018, as compared to 96.6% for the fourth quarter; 2017 lease-up properties containing 1,162 units were 97.6% leased at March 31, 2018;

•   Commenced multifamily leasing activities at three communities located in Worcester, Massachusetts, Morris Plains, New Jersey and the East Boston waterfront totaling 858 units;

•   Completed property sales of $232 million in the first quarter.  Additional dispositions of $170 million expected to be completed by year end; and

•   Declared $0.20 per share quarterly common stock dividend.

Michael J. DeMarco, Chief Executive Officer, commented “We have made solid progress toward our disposition goals for the year, completing $232 million of non-core asset sales in the first quarter.  We only have $170 million remaining for the rest of the year.  As we have stated previously, our core focus in 2018 is on leasing, and while we cannot control the timing we remain aggressive in our efforts.  To that point, interest from potential office users, and the waterfront in particular, has accelerated since year-end; however, the conversion cycle remains longer than preferred.  Our residential deliveries and lease-ups continue to meet our expectations and we anticipate higher velocity as we approach the height of leasing season in the coming months.  Overall, the team is singularly focused on improving the portfolio’s collective occupancy and operational cash flows for our shareholders.”

FINANCIAL HIGHLIGHTS

* All per share amounts presented below are on a diluted basis.

Net income available to common shareholders for the quarter ended March 31, 2018 amounted to $43.0 million, or $0.45 per share, as compared to $19.9 million, or $0.11 per share, for the quarter ended March 31, 2017.

Funds from operations (FFO) for the quarter ended March 31, 2018 amounted to $35.3 million, or $0.35 per share, as compared to $55.9 million, or $0.56 per share, for the quarter ended March 31, 2017.

For the first quarter 2018, Core FFO was $0.50 per share, as compared to $0.56 for the same period last year.

OPERATING HIGHLIGHTS

Mack-Cali’s consolidated Core office properties were 85.2 percent leased at March 31, 2018, as compared to 87.6 percent leased at December 31, 2017 and 90.4 percent leased at March 31, 2017.

First quarter 2018 same store GAAP revenues for the office portfolio declined by 1.8 percent while same store GAAP NOI fell by 6.7 percent.  First quarter 2018 same store cash revenues for the office portfolio declined by 2.8 percent while same store cash NOI fell by 8.7 percent.

For the quarter ended March 31, 2018, the Company executed 41 leases at its consolidated in-service commercial portfolio totaling 265,885 square feet. Of these totals, 11 leases for 55,204 square feet (21 percent) were for new leases and 30 leases for 210,681 square feet (79 percent) were for lease renewals and other tenant retention transactions. Rental rate roll up for the Core portfolio for first quarter 2018 transactions was 5.1 percent on a cash basis and 10.7 percent on a GAAP basis.  Rental rate roll up for first quarter 2018 for new transactions was 4.0 percent on a cash basis and 15.7 percent on a GAAP basis; and for renewals and other tenant retention transactions was 5.3 percent on a cash basis and 10.1 percent on a GAAP basis.

The Company’s residential same store portfolio increased net operating income by 1.3 percent for the first quarter.  The same store portfolio is comprised of 3,156 units that were 97.3 percent leased at quarter-end.

Included in equity in earnings for the first quarter 2018 was $2.6 million of the Company’s share of the Urby venture’s income from its first annual sale of an economic tax credit certificate to a third party.

The Company incurred a $5.1 million charge in connection with the departure of two key executives and a broader reduction in force.  These charges are excluded from Core Funds from Operations.

DISPOSITIONS

The Company continued its repositioning efforts in the first quarter with the sale of 20 properties containing 1.7 million square feet for $232 million.  The Company continues to expect dispositions to range between $375 million and $425 million for the year.  This will conclude the Company’s major disposition program started in 2015, with future sales occurring on a select one-off basis.

LEASING COMMENCEMENT

In March, the Company commenced residential leasing activities at Residences at City Square (Phase I), a 365-unit multi-family property located in Worcester, Massachusetts; Signature Plaza, a 197-unit community in Morris Plains, New Jersey; and Portside 5/6, a 296-unit community on the East Boston waterfront.

BALANCE SHEET/CAPITAL MARKETS

As of March 31, 2018, the Company had a debt-to-undepreciated assets ratio of 44.5 percent compared to 46.5 percent at December 31, 2017 and 43.8 percent at March 31, 2017.  Net debt to adjusted EBITDA for the quarter ended March 31, 2018 was 8.8x compared to 9.3x for the quarter ended December 31, 2017.  The Company had an interest coverage ratio of 3.7x for the quarter ended March 31, 2018 compared to 3.3x for the quarter ended December 31, 2017 and 3.8x for the quarter ended March 31, 2017.

The Company retired three high-coupon mortgages with a weighted average interest rate of 6.8 percent during the quarter, the largest of which was a $209 million mortgage at Harborside Plaza 5 in Jersey City, NJ.  The Company utilized its line of credit, which has a lower cost of funds, to repay these loans.  Total pre-payment charges were $10.3 million.  These charges are excluded from Core Funds from Operations.

DIVIDENDS

In March 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share (indicating an annual rate of $0.80 per common share) for the first quarter 2018, which was paid on April 13, 2018 to shareholders of record as of April 3, 2018. The Company’s Core FFO dividend payout ratio for the quarter was 39.7 percent.

GUIDANCE/OUTLOOK

The Company’s projected net income and Core FFO per diluted share guidance for full year 2018 is as follows:

	Full Year
	2018 Range
Net income available to common shareholders	$	[0.60]	-	$	[0.70]
Add (deduct):
Real estate-related depreciation and amortization on continuing operations			1.60
Redemption value adjustment to redeemable noncontrolling interests			0.03
Realized (gains) losses and unrealized losses on disposition of rental property, net			(0.58)
Loss from extinguishment of debt, net			0.10
Severance/separation costs on management restructuring			0.05
Core FFO		$1.80	-		$1.90

	$ in millions
	Low	High
Full Year 2018 Guidance Assumes:
Office Occupancy (year-end % leased)	84%	86%
Office Same Store GAAP NOI Growth Post Sale Portfolio	(18)%	(16)%
Office Same Store Cash NOI Growth Post Sale Portfolio	(17)%	(15)%
Multifamily Same Store NOI Growth Post Sale Portfolio	3%	5%
Straight-Line Rent Adjustment	$10	$14
FAS 141 Mark-to-Market Rent Adjustment	$5	$6
Dispositions	$375	$425
Base Building CapEx	$13	$15
Leasing CapEx	$50	$70
G&A	$45	$45
Interest Expense	$83	$85

This guidance reflects management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for May 3, 2018 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

https://edge.media-server.com/m6/p/tmu6anka

The live conference call is also accessible by calling (323) 794-2093 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://investors.mack-cali.com/corporate-profile beginning at 12:00 p.m. Eastern Time on May 3, 2018.

A replay of the call will also be accessible May 3, 2018 through May 10, 2018 by calling (719) 457-0820 and using the pass code, 1941485.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

First Quarter 2018 Form 10-Q:

http://investors.mack-cali.com/sec-filings

First Quarter 2018 Supplemental Operating and Financial Data:

http://investors.mack-cali.com/quarterly-supplementals

In addition, these items are available upon request from:

Mack-Cali Investor Relations Department - Deidre Crockett

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

(732) 590-1025

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time.  Core FFO is presented solely as supplemental disclosure that the Company’s management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP.  As there is not a generally accepted definition established for Core FFO, the Company’s measures of Core FFO may not be comparable to the Core FFO reported by other REITs.  A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, and other tenant-related services for its two-platform operations of waterfront and transit-based office and luxury multi-family assets. Mack-Cali provides its tenants and residents with the most innovative communities that empower them to re-imagine the way they work and live.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act.  Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Contacts:	Michael J. DeMarco	David Smetana	Deidre Crockett
	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
	Chief Executive Officer	Chief Financial Officer	Senior Vice President, Corporate Communications
	(732) 590-1589	(732) 590-1035	and Investor Relations
	mdemarco@mack-cali.com	dsmetana@mack-cali.com	(732) 590-1025
investorrelations@mack-cali.com

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended
	March 31,
	2018	2017
REVENUES
Base rents	$112,902	$121,255
Escalations and recoveries from tenants	12,791	15,119
Real estate services	4,661	6,465
Parking income	5,327	4,229
Other income	3,286	2,819
Total revenues	138,967	149,887

EXPENSES
Real estate taxes	18,361	21,092
Utilities	12,504	11,414
Operating services	25,618	27,091
Real estate services expenses	4,936	6,270
General and administrative	16,085	11,592
Depreciation and amortization	41,297	47,631
Total expenses	118,801	125,090
Operating income	20,166	24,797

OTHER (EXPENSE) INCOME
Interest expense	(20,075)	(20,321)
Interest and other investment income (loss)	1,128	474
Equity in earnings (loss) of unconsolidated joint ventures	1,572	(51)
Realized gains (losses) and unrealized losses on disposition of rental property, net	58,186	5,506
Gain on sale of investment in unconsolidated joint venture	—	12,563
Loss from extinguishment of debt, net	(10,289)	(239)
Total other income (expense)	30,522	(2,068)
Net income	50,688	22,729
Noncontrolling interest in consolidated joint ventures	30	237
Noncontrolling interest in Operating Partnership	(4,883)	(2,295)
Redeemable noncontrolling interest	(2,799)	(792)
Net income available to common shareholders	$43,036	$19,879

Basic earnings per common share:
Net income available to common shareholders	$0.45	$0.11

Diluted earnings per common share:
Net income available to common shareholders	$0.45	$0.11

Basic weighted average shares outstanding	90,263	89,955

Diluted weighted average shares outstanding	100,604	100,637

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net income available to common shareholders	$43,036	$19,879
Add (deduct): Noncontrolling interest in Operating Partnership	4,883	2,295
Real estate-related depreciation and amortization on continuing operations (a)	45,602	51,757
Gain on sale of investment in unconsolidated joint venture	—	(12,563)
Realized (gains)/losses and unrealized losses on disposition of rental property, net	(58,186)	(5,506)
Funds from operations (b)	$35,335	$55,862

Add/(Deduct):
Loss from extinguishment of debt, net	10,289	239
Severance/separation costs on management restructuring	5,052	—
Core FFO	$50,676	$56,101

Diluted weighted average shares/units outstanding (c)	100,604	100,637

Funds from operations per share/unit-diluted	$0.35	$0.56

Core funds from operations per share/unit diluted	$0.50	$0.56

Dividends declared per common share	$0.20	$0.15

Dividend payout ratio:
Core Funds from operations-diluted	39.7%	26.9%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$1,666	$4,969
Tenant improvements & leasing commissions (d)	$4,468	$3,965
Tenant improvements & leasing commissions on space vacant for more than a year	$7,695	$7,160
Straight-line rent adjustments (e)	$2,742	$3,013
Amortization of (above)/below market lease intangibles, net (f)	$2,130	$1,577
Amortization of stock compensation	$2,657	$1,168
Amortization of lease inducements	$294	$278
Non real estate depreciation and amortization	$511	$377
Amortization of deferred financing costs	$1,096	$1,103

(a)

Includes the Company’s share from unconsolidated joint ventures of $4,815 and $4,503 for the three months ended March 31, 2018 and 2017, respectively. Excludes non-real estate-related depreciation and amortization of $511 and $377 for the three months ended March 31, 2018 and 2017, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,242 and 10,384 shares for the three months ended March 31, 2018 and 2017, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)

Includes free rent of $6,375 and $6,653 for the three months ended March 31, 2018 and 2017, respectively. Also, includes the Company’s share from unconsolidated joint ventures of $(438) and $(12) for the three months ended March 31, 2018 and 2017, respectively.

(f)	Includes the Company’s share from unconsolidated joint ventures of $80 and $95 for the three months ended March 31, 2018 and 2017, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net income available to common shareholders	$0.45	$0.11
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.45	0.51
Redemption value adjustment to redeemable noncontrolling interests	0.03	0.11
Gain on sale of investment in unconsolidated joint venture	—	(0.12)
Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.58)	(0.05)
Funds from operations (b)	$0.35	$0.56

Add/(Deduct):
Loss from extinguishment of debt, net	0.10	—
Severance/separation costs on management restructuring	0.05	—
Core FFO	$0.50	$0.56

Diluted weighted average shares/units outstanding (c)	100,604	100,637

(a)	Includes the Company’s share from unconsolidated joint ventures of $0.05 and $0.04 for the three months ended March 31, 2018 and 2017, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,242 and 10,384 shares for the three months ended March 31, 2018 and 2017, respectively, plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	March 31,	December 31,
	2018	2017
Assets
Rental property
Land and leasehold interests	$784,619	$786,789
Buildings and improvements	3,982,190	3,955,122
Tenant improvements	311,778	330,686
Furniture, fixtures and equipment	32,059	30,247
	5,110,646	5,102,844
Less – accumulated depreciation and amortization	(1,055,562)	(1,087,083)
	4,055,084	4,015,761
Rental property held for sale, net	38,566	171,578
Net investment in rental property	4,093,650	4,187,339
Cash and cash equivalents	25,307	28,180
Restricted cash	34,830	39,792
Investments in unconsolidated joint ventures	249,513	252,626
Unbilled rents receivable, net	98,418	100,842
Deferred charges, goodwill and other assets, net	306,557	342,320
Accounts receivable, net of allowance for doubtful accounts of $763 and $1,138	7,331	6,786

Total assets	$4,815,606	$4,957,885

Liabilities and Equity
Senior unsecured notes, net	$569,438	$569,145
Unsecured revolving credit facility and term loans	863,738	822,288
Mortgages, loans payable and other obligations, net	1,182,035	1,418,135
Dividends and distributions payable	21,357	21,158
Accounts payable, accrued expenses and other liabilities	198,005	192,716
Rents received in advance and security deposits	40,610	43,993
Accrued interest payable	14,186	9,519
Total liabilities	2,889,369	3,076,954
Commitments and contingencies

Redeemable noncontrolling interests	225,326	212,208

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 90,136,278 and 89,914,113 shares outstanding	901	899
Additional paid-in capital	2,567,300	2,565,136
Dividends in excess of net earnings	(1,071,420)	(1,096,429)
Accumulated other comprehensive income (loss)	11,310	6,689
Total Mack-Cali Realty Corporation stockholders’ equity	1,508,091	1,476,295

Noncontrolling interests in subsidiaries:
Operating Partnership	171,817	171,395
Consolidated joint ventures	21,003	21,033
Total noncontrolling interests in subsidiaries	192,820	192,428

Total equity	1,700,911	1,668,723

Total liabilities and equity	$4,815,606	$4,957,885